Exhibit 4.1

_______________________________________

LLOYDS BANK PLC

as Issuer,

LLOYDS BANKING GROUP PLC

as Guarantor,

and

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Trustee

_______________________________________

EIGHTH SUPPLEMENTAL INDENTURE

dated as of May 8, 2018

to

THE SENIOR DEBT SECURITIES INDENTURE

dated as of January 21, 2011

_______________________________________

EIGHTH SUPPLEMENTAL INDENTURE (“Eighth Supplemental Indenture”), dated as of May 8, 2018, among LLOYDS BANK PLC (as successor to Lloyds TSB Bank plc), a corporation incorporated in England and Wales with registered number 2065, as issuer (the “Company”), LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, as guarantor (the “Guarantor”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Guarantor and the Trustee have executed and delivered a Senior Debt Securities Indenture dated as of January 21, 2011 (the “Senior Indenture,” and together with this Eighth Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities, including the Securities (as defined below).

WHEREAS, Section 9.01(d) of the Senior Indenture permits the Company, the Guarantor and the Trustee to add to, change or eliminate any provisions of the Senior Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Senior Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Senior Indenture permits the Company, the Guarantor and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Senior Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this Eighth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Board of Directors and the Guarantor board of directors have authorized the entry into this Eighth Supplemental Indenture, as required by Section 9.01 of the Senior Indenture;

WHEREAS, the parties hereto desire to establish, as further series of Senior Debt Securities under the Base Indenture, $1,250,000,000 3.300% Senior Notes due 2021 (the “Fixed Rate Senior Notes”), and $1,000,000,000 Floating Rate Notes due 2021 (the “Floating Rate Notes” and, together with the Fixed Rate Senior Notes, the “Securities”) and the Guarantees to be endorsed thereon pursuant to Sections 2.01 and 3.01 of the Senior Indenture. The Securities may be issued from time to time and any Securities issued as part of any series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Eighth Supplemental Indenture and whereas all actions required by it to be taken in order to make this Eighth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Eighth Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Eighth Supplemental Indenture shall amend and supplement the Senior Indenture; to the extent that the terms of the Senior Indenture are inconsistent with such provisions of this Eighth Supplemental Indenture, the terms of this Eighth Supplemental Indenture shall govern.

NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Eighth Supplemental Indenture:

(a)       a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation; and

(e)       for the purposes of this Eighth Supplemental Indenture and the Senior Indenture, the term “series” shall mean a series of Securities.

Article 2
FORM OF SECURITIES AND GUARANTEE

Section 2.01. Terms of the Fixed Rate Senior Notes.

(a)       The title of the Fixed Rate Senior Notes shall be the “3.300% Senior Notes due 2021”;

(b)       The aggregate principal amount of the Fixed Rate Senior Notes that may be authenticated and delivered under the Indenture shall not exceed $1,250,000,000, except as otherwise provided in the Indenture;

(c)       Principal on the Fixed Rate Senior Notes shall be payable on May 7, 2021;

(d)       The Fixed Rate Senior Notes shall be issued in global registered form on May 8, 2018 and shall bear interest from May 8, 2018 payable semi-annually in arrears

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on May 7 and November 7 (each, an “Interest Payment Date”), commencing November 7, 2018. The Fixed Rate Senior Notes shall bear an annual interest rate of 3.300%;

Interest on the Fixed Rate Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period. The Regular Record Dates for the Fixed Rate Senior Notes will be 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day;

(e)       No premium, upon redemption or otherwise, shall be payable by the Company on the Fixed Rate Senior Notes;

(f)       Principal of and any interest on the Fixed Rate Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)       The Fixed Rate Senior Notes may be redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the Fixed Rate Senior Notes pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be May 8, 2018;

(h)       The Company shall have no obligation to redeem or purchase the Fixed Rate Senior Notes pursuant to any sinking fund or analogous provision;

(i)       The Fixed Rate Senior Notes shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(j)       The principal amount of the Fixed Rate Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture;

(k)       The Fixed Rate Senior Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(l)       The Fixed Rate Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(m)       The payment of principal of (and premium, if any) or interest, if any, on the Fixed Rate Senior Notes shall be payable only in the coin or currency in which the Fixed Rate Senior Notes are denominated;

(n)       The Fixed Rate Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(o)       The Fixed Rate Senior Notes will not be initially issued in definitive form;

(p)       There is no Calculation Agent for the Fixed Rate Senior Notes;

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(q)       The Events of Default on the Fixed Rate Senior Notes are as provided for in the Senior Indenture;

(r)       The form of the Fixed Rate Senior Notes to be issued on the date hereof and the Guarantee to be endorsed on the Fixed Rate Senior Notes shall be substantially in the form of Exhibit A hereto;

(s)       The Company may issue additional Fixed Rate Senior Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Fixed Rate Senior Notes except for the price to the public, issue date and first interest payment date, provided that such Additional Notes must be fungible with the outstanding Fixed Rate Senior Notes for U.S. federal income tax purposes. Any such Additional Notes, together with the Fixed Rate Senior Notes will constitute a single series of securities under the Indenture;

(t)       Additional Amounts in respect of the Fixed Rate Senior Notes shall be payable as set forth in the Senior Indenture, as supplemented by this Eighth Supplemental Indenture.

Section 2.02. Terms of the Floating Rate Notes.

(a)       The title of the Floating Rate Notes shall be the “Floating Rate Notes due 2021”;

(b)       The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Indenture;

(c)       Principal on the Floating Rate Notes shall be payable on May 7, 2021;

(d)       The Floating Rate Notes shall be issued in global registered form on May 8, 2018.

The interest rate for the Floating Rate Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on May 3, 2018 plus the Spread. The interest rate for each subsequent Floating Rate Interest Period will be LIBOR as determined on the applicable interest determination date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 49 basis points.

The initial Floating Rate Interest Payment Date (as defined below) will fall on August 7, 2018. Thereafter, interest on the Floating Rate Notes will be paid quarterly in arrears on February 7, May 7, August 7 and November 7 of each year (together with the initial interest payment date, each a “Floating Rate Interest Payment Date”). However, if a Floating Rate Interest Payment Date would fall on a day that is not a Business Day, other than the interest payment date that is also the date of maturity, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest thereon will continue to accrue, except that if the Business Day falls in

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the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on each Floating Rate Interest Payment Date (together with the initial interest reset date, each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day.

Interest will be paid on the Floating Rate Notes to Holders of record of each Floating Rate Note in respect of the principal amount thereof as at the 15th calendar day prior to the relevant Floating Rate Interest Payment Date.

The first interest period will begin on and include May 8, 2018 and will end on and exclude August 7, 2018. Thereafter, the interest period will be the periods from and including a Floating Rate Interest Payment Date to but excluding the immediately succeeding Floating Rate Interest Payment Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

The Calculation Agent in respect of the Floating Rate Notes will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London Banking Day (as defined below) prior to the first day of such Floating Rate Interest Period (an “interest determination date”).

“LIBOR”, with respect to a Floating Rate Interest Period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the Company, for a term of three months and in a Representative Amount. The Company will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by the Company, for loans in U.S. dollars to leading European banks, for a

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term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such Floating Rate Interest Period will be the rate of interest applicable during the preceding Floating Rate Interest Period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in the Company’s judgment is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company, the Trustee and on the Holders of the Floating Rate Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

(e)       No premium, upon redemption or otherwise, shall be payable by the Company on the Floating Rate Notes;

(f)       Principal of and any interest on the Floating Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)       The Floating Rate Notes may be redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the Floating Rate Notes pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be May 8, 2018;

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(h)       The Company shall have no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provision;

(i)       The Floating Rate Notes shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(j)       The principal amount of the Floating Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture;

(k)       The Floating Rate Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(l)       The Floating Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(m)       The payment of principal of (and premium, if any) or interest, if any, on the Floating Rate Notes shall be payable only in the coin or currency in which the Floating Rate Notes are denominated;

(n)       The Floating Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(o)       The Floating Rate Notes will not be initially issued in definitive form;

(p)       The Calculation Agent for the Floating Rate Notes will be The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, having its designated Corporate Trust office at 101 Barclay Street, New York, New York 10286, United States of America, pursuant to the terms of a Calculation Agency Agreement dated May 8, 2018;

(q)       The Events of Default on the Floating Rate Notes are as provided for in the Senior Indenture;

(r)       The form of the Floating Rate Notes to be issued on the date hereof and the Guarantee to be endorsed on the Floating Rate Notes shall be substantially in the form of Exhibit B hereto;

(s)       The Company may issue additional Floating Rate Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Floating Rate Notes except for the price to the public, issue date and first interest payment date, provided that such Additional Notes must be fungible with the outstanding Floating Rate Notes for U.S. federal income tax purposes. Any such Additional Notes, together with the Floating Rate Notes will constitute a single series of securities under the Indenture;

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(t)       Additional Amounts in respect of the Floating Rate Notes shall be payable as set forth in the Senior Indenture, as supplemented by this Eighth Supplemental Indenture.

Article 3
ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 3.01. Addition of Definitions. With respect to the Securities only, Section 1.01 of the Senior Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owners” shall mean (a) if any Senior Debt Securities are in global form, the beneficial owners of the Senior Debt Securities (and any interest therein) and (b) if the Senior Debt Securities are held in definitive form, the Holders in whose names the Senior Debt Securities are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Senior Debt Securities held in definitive form.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

Section 3.02. Events of Default. With respect to the Securities only, Section 5.01 of the Senior Indenture is amended by adding the following sentence at the end of the section:

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The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01 or a Default under Section 5.03.

Section 3.03. Compensation and Reimbursement. With respect to the Securities only, Section 6.07 of the Senior Indenture is amended in part to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Senior Debt Securities, the discharge of this Senior Debt Securities Indenture, the resignation or removal of the Trustee and (without prejudice to Section 5.08 of the Eighth Supplemental Indenture if and to the extent applicable as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Senior Debt Securities.

Section 3.04. Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the Securities established pursuant to this Eighth Supplemental Indenture:

(a)       Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by purchasing or acquiring the Securities, each Holder (including each Beneficial Owner) of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b)       By purchasing or acquiring the Securities, each Holder and each Beneficial Owner of the Securities:

(i)       acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Securities shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

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(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities; and

(iii)       acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor this Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Eighth Supplemental Indenture.

(c)       By purchasing or acquiring the Securities, each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the U.K. bail-in power.

(d)       By purchasing or acquiring the Securities, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(e)       No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

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(f)       Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

Section 3.05. Collection of Indebtedness and Suits for Enforcement by Trustee. With respect to the Securities only, Section 5.03 of the Senior Indenture is hereby amended in part to amend and restate the third paragraph in its entirety, which shall read as follows:

Subject to applicable law, including the Trust Indenture Act, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company or the Guarantor arising under or in connection with the Senior Debt Securities. The Holders of Senior Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Debt Securities or this Senior Debt Securities Indenture (or between the obligations under or in respect of any Senior Debt Securities and any liability owed by a Holder to the Company or the Guarantor) that they might otherwise have against the Company or the Guarantor, whether before or during a winding-up or liquidation of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company or the Guarantor are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or the Guarantor, as the case may be (or, in the event of the winding up of the Company or the Guarantor, the liquidator or, as applicable, the administrator of the Company or the Guarantor) and accordingly such discharge shall be deemed not to have taken place.

Article 4
AMENDMENTS TO THE SENIOR INDENTURE

Section 4.01. Appointment of Agent for Service. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 1.14 of the Senior Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service. Each of the Company and the Guarantor has designated and appointed the Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036 as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Senior Debt Securities, this Senior Debt Securities Indenture or this Eighth Supplemental Indenture, but for that purpose only, and agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process

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upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Senior Debt Securities remain Outstanding until the appointment of a successor by the Company or the Guarantor and such successor’s acceptance of such appointment. Upon such acceptance, the Company or the Guarantor shall notify the Trustee of the name and address of such successor. Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Senior Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action. Each of the Company and the Guarantor hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any right to trial by jury and any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.02. Notices to Trustee. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Sections 1.05(a) and 1.05(c) of the Senior Indenture is amended and restated in part to read as follows:

Section 1.05. Notices, Etc. to Trustee, Company and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Senior Debt Securities Indenture or the Eighth Supplemental Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile) to the Trustee at its Corporate Trust Office and signed by an authorized representative of the party providing such instructions or directions; or

(c) the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; (as defined below) provided, however, that the parties hereto shall provide to the Trustee an incumbency certificate listing officers by name and title with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers with their direct dial telephone numbers, which incumbency certificate shall be amended by the parties hereto whenever a person is to be added or deleted from the listing. If the parties hereto elect to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The parties hereto understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the

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Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The parties hereto shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the parties hereto and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the parties hereto. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The parties hereto agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the parties hereto; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 4.03. Additional Amounts. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 10.04 of the Senior Indenture is hereby amended and replaced in its entirety as follows:

Section 10.04. Additional Amounts. Amounts to be paid on any series of Senior Debt Securities or under the Guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company or the Guarantor, as the case may be, to make such deduction or withholding, the Company, or the Guarantor, as the case may be, will pay additional amounts with respect to the principal of, interest and any other payment on, the Senior Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders of Senior Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Debt

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Securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Senior Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Debt Security, or the collection of any payment of (or in respect of) principal of, or any interest, or other payment on, any Senior Debt Security of the relevant series or under the Guarantee,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Senior Debt Security or the Beneficial Owner of any payment of (or in respect of) principal of or any interest or other payment on, the Senior Debt Security failed to comply with a request of the Company or its liquidator or guarantor or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives,

(vi) the relevant Senior Debt Security is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Senior Debt Security to another paying agent,

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder

15

(“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of or any interest or other payment on, the Senior Debt Securities or under the Guarantee to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Senior Debt Securities Indenture there is mentioned, in any context, the payment of the principal of or any interest or other payments on, in respect of, any Senior Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company and/or the Guarantor, as the case may be, shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. Neither the Company, the Guarantor, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Section 4.04. Optional Redemption Due to Changes in Tax Treatment. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 11.08 of the Senior Indenture is hereby amended in part to amend and restate the final paragraph in its entirety, which shall read as follows:

Section 11.08 Optional Redemption Due to Changes in Tax Treatment. In any case where the Company (or, if applicable, the Guarantor) shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Debt Securities of any series, the Company (or, if applicable, the Guarantor) shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company or, if applicable, the Guarantor) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company (or, if applicable, the Guarantor) is entitled to exercise its right of

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redemption; and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that it is entitled to redeem the Senior Debt Securities pursuant to the terms of the Senior Debt Securities.

Article 5
MISCELLANEOUS

Section 5.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this Eighth Supplemental Indenture by each of the Company, the Guarantor and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this Eighth Supplemental Indenture shall form a part of the Senior Indenture for all purposes in respect of the Securities or otherwise as applicable.

Section 5.02. Other Documents to be Given to the Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Senior Indenture. As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that that this Eighth Supplemental Indenture and the Securities whose terms are incorporated by reference herein are each, subject to Section 1.03 of the Senior Indenture, a legal, valid and binding obligation of the Company and the Guarantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights generally, by equitable principles of general applicability and by possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and the Eighth Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Eighth Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 5.03. Confirmation Of Indenture. The Senior Indenture, as supplemented and amended by this Eighth Supplemental Indenture with respect to the Securities or otherwise as applicable, is in all respects ratified and confirmed, and the Senior Indenture, this Eighth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Securities or otherwise as applicable, be read, taken and construed as one and the same instrument. This Eighth Supplemental Indenture constitutes an integral part of the Senior Indenture and, where applicable, with respect to the Securities. In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this Eighth Supplemental Indenture, the terms and conditions of this Eighth Supplemental Indenture shall prevail where applicable.

Section 5.04. Concerning The Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Eighth Supplemental Indenture, the Guarantee or the Notes. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not the Trustee. In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of

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the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law. This Eighth Supplemental Indenture, the Securities and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by the Company and the Guarantor of this Eighth Supplemental Indenture, the Securities and the Guarantee shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company, the Guarantor and the Trustee, as the case may be.

Section 5.06. Separability. In case any provision contained in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.08. Concerning BRRD Liability. Notwithstanding and to the exclusion of any other term of this Eighth Supplemental Indenture or the Senior Debt Securities Indenture or any other agreements, arrangements, or understanding between the Company or the Guarantor and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Eighth Supplemental Indenture may be subject to the exercise of Bail-in Powers by the relevant Resolution Authority (but only to the extent applicable) and acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Company or the Guarantor to the Trustee under this Eighth Supplemental Indenture or the Senior Debt Securities Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company, the Guarantor or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

(iii)       the cancellation of the BRRD Liability; and/or

(iv)       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

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(b)       the variation of the terms of this Eighth Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company or the Guarantor.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANK PLC,
as Issuer
By:	/s/ Gavin Parker

Name: Gavin Parker
Title: Head of Securitisation and Collateral

LLOYDS BANKING GROUP PLC,
as Guarantor
By:	/s/ James Riley

Name: James Riley
Title: Senior Manager, Senior Funding and Covered Bonds

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:	/s/ Marilyn Chau

Name: Marilyn Chau
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

FORM OF FIXED RATE SENIOR GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. 53944V AP4
ISIN No. US53944VAP40
Common Code: 181966327

LLOYDS BANK plc

3.300% SENIOR NOTE DUE 2021

Guaranteed by
LLOYDS BANKING GROUP plc

No. [1]	$500,000,000

LLOYDS BANK plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (five hundred million dollars) on May 7, 2021 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on May 7 and November 7 of each year, commencing on November 7, 2018, and ending on May 7, 2021 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). Any interest which is payable, but is not punctually paid or duly provided for, on any Payment Date is herein called “Default Interest”. Default Interest shall cease to be payable to the registered Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (x) or (y) below: (x) the Company may elect to make payment of any Default Interest to registered Holders at the close of business on a Special Record Date (a “Special Record Date”) for the payment of such Default Interest, such Special Record

A-1

Date to be fixed in accordance with Section 3.07(a) of the Indenture or, (y) the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the trustee of the proposed payment, such manner of payment shall be deemed practicable by the trustee.

Interest shall accrue on this Senior Note from day to day from the date of issuance hereof or from the most recent Payment Date at the rate of 3.300% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of (and premium, if any) and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the trustee and any agent of the Company or the trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the trustee nor any agent of the Company or the trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between us and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or

A-2

interest on, this Senior Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Senior Note into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of this Senior Note, or amendment of the amount of interest due on this Senior Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Senior Note solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of this Senior Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Senior Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

[The rest of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: May 8, 2018

LLOYDS BANK PLC

By:
Name:
Title:

[2021 Fixed Rate Global Note No. [1] Signature Page]

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GUARANTEE OF LLOYDS BANKING GROUP plc

LLOYDS BANKING GROUP plc (herein called the “Guarantor,” which term includes any successor person under the Indenture (as defined on the reverse hereof)) hereby unconditionally guarantees (the “Guarantee”) to each Holder of this Senior Note the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Senior Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Senior Note and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Senior Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment and any and all amounts under the Indenture, (including but not limited to, the fees, expenses and indemnities of the Trustee) the Guarantor hereby agrees to pay, or cause any such payment to be made, punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company in accordance with the terms of such Senior Note and of the Indenture.

Unless otherwise defined herein, all terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the Guarantor has caused this guarantee to be duly executed.

Dated: May 8, 2018

Executed by LLOYDS BANKING GROUP PLC

By:
Name:
Title:

By
Name:
Title:

[2021 Fixed Rate Global Note No. [1] Signature Page]

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CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: May 8, 2018

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

[2021 Fixed Rate Global Note No. [1] Signature Page]

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[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of January 21, 2011 (herein called the “Senior Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by the Eighth Supplemental Indenture dated as of May 8, 2018, among the Company, the Guarantor and the Trustee (the “Eighth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,250,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute unsecured and unsubordinated obligations of the Company and the Guarantor, as described herein, and will rank pari passu without any preference among themselves.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in England or Scotland (but not elsewhere) for the winding up of the Company or the Guarantor, respectively.

A-8

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company or the Guarantor arising under or in connection with the Senior Notes. The Holders of Senior Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Notes or the Senior Indenture (or between the obligations under or in respect of any Senior Notes and any liability owed by a Holder to the Company or the Guarantor) that they might otherwise have against the Company or the Guarantor.

Amounts to be paid on the Senior Notes of this Series or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company or the Guarantor, as the case may be, to make such deduction or withholding, the Company, or the Guarantor, as the case may be, will pay additional amounts with respect to the principal of, and interest and any other payments on, the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note or under the guarantee,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Senior Note or the Beneficial Owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or guarantor or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such

A-9

Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives,

(vi) the Senior Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Senior Note to another paying agent in a Member State of the European Union,

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(viii) any combination of clauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payments on, the Senior Note or under the Guarantee to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

References herein to the payment of the principal of or interest or other payments on any Senior Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

The Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company or the Guarantor, on not less than 30 nor more than 60 days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company or, if applicable, the Guarantor shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a

A-10

decision of any court or tribunal) which change or amendment becomes effective on or after May 8, 2018:

(a) in making payment under the Senior Notes the Company (or, if applicable, the Guarantor) has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company (or, if applicable, the Guarantor) would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company (or, if applicable, the Guarantor) shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Notes of this series, the Company (or, if applicable, the Guarantor) shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company or, if applicable, the Guarantor) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company (or, if applicable, the Guarantor) is entitled to exercise its right of redemption.

If the Company (or, if applicable, the Guarantor) elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s (or, if applicable, the Guarantor’s) obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between us and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of the Senior

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Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner of the Securities:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eighth Supplemental Indenture.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

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By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Senior Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of each series, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of

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payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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EXHIBIT B

FORM OF THE FLOATING RATE GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. 53944V AQ2
ISIN No. US53944VAQ23
Common Code: 181966335

LLOYDS BANK plc

FLOATING RATE NOTE DUE 2021

Guaranteed by
LLOYDS BANKING GROUP plc

No. [1]	$500,000,000

LLOYDS BANK plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (five hundred million dollars) on May 7, 2021 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon quarterly in arrears on February 7, May 7, August 7 and November 7, of each year, commencing on August 7, 2018, and ending on May 7, 2021 (each, a “Floating Rate Interest Payment Date”). Interest so payable on any Floating Rate Interest Payment Date shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Floating Rate Interest Payment Date.

Any interest which is payable, but is not punctually paid or duly provided for, on any Floating Rate Interest Payment Date is herein called “Default Interest”. Default Interest shall cease to be payable to the registered Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (x) or (y) below: (x) the Company may elect to make payment of any Default Interest to registered Holders at the close of business on a Special Record Date (a “Special Record Date”) for the payment of

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such Default Interest, such Special Record Date to be fixed in accordance with Section 3.07(a) of the Indenture or, (y) the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the trustee of the proposed payment, such manner of payment shall be deemed practicable by the trustee.

Interest shall accrue on this Senior Note from day to day from the date of issuance hereof until the principal amount hereof is paid or made available for payment.

Payment of the principal amount of (and premium, if any), and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the trustee and any agent of the Company or the trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the trustee nor any agent of the Company or the trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between us and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Senior Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Senior Note into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of this Senior Note, or amendment of the amount of interest due on this Senior Note, or the dates on which interest becomes payable, including by suspending

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payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Senior Note solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of this Senior Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Senior Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

[The rest of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: May 8, 2018

LLOYDS BANK PLC

By:
Name:
Title:

[2021 Floating Rate Global Note [1] Signature Page]

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GUARANTEE OF LLOYDS BANKING GROUP plc

LLOYDS BANKING GROUP plc (herein called the “Guarantor,” which term includes any successor person under the Indenture (as defined on the reverse hereof)) hereby unconditionally guarantees (the “Guarantee”) to each Holder of this Senior Note the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Senior Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Senior Note and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Senior Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment and any and all amounts under the Indenture, (including but not limited to, the fees, expenses and indemnities of the Trustee) the Guarantor hereby agrees to pay, or cause any such payment to be made, punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company in accordance with the terms of such Senior Note and of the Indenture.

Unless otherwise defined herein, all terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the Guarantor has caused this guarantee to be duly executed.

Dated: May 8, 2018

Executed by LLOYDS BANKING GROUP PLC

By
Name:
Title:

By:
Name:
Title:

[2021 Floating Rate Global Note No. [1] Signature Page]

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CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: May 8, 2018

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Authorized Signatory

[2021 Floating Rate Global Note No. [1] Signature Page]

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[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of January 21, 2011 (herein called the “Senior Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture) as supplemented by the Eighth Supplemental Indenture, dated as of May 8, 2018, among the Company, the Guarantor and the Trustee (the “Eighth Supplemental Indenture”, and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute unsecured and unsubordinated obligations of the Company and the Guarantor, as described herein, and will rank pari passu without any preference among themselves.

The interest rate for the Senior Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on May 3, 2018 plus the Spread. The interest rate for each subsequent Floating Rate Interest Period will be LIBOR as determined on the applicable interest determination date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 49 basis points.

The initial Floating Rate Interest Payment Date (as defined below) will fall on August 7, 2018. Thereafter, interest on the Senior Notes will be paid quarterly in arrears on February 7, May 7, August 7 and November 7, of each year, commencing on August 7, 2018, and ending on May 7, 2021 (each, a “Floating Rate Interest Payment Date”). Interest so payable on any Floating Rate Interest Payment Date shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Floating Rate Interest Payment Date (each a “Regular Record Date”). However, if a Floating Rate Interest Payment Date would fall on a day

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that is not a Business Day, as defined in the Indenture, other than the interest payment date that is also the date of maturity, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest thereon will continue to accrue, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on each Floating Rate Interest Payment Date (together with the initial interest reset date, each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day.

Interest will be paid on the Senior Notes to Holders of record of each Senior Note in respect of the principal amount thereof as at the 15th calendar day prior to the relevant Floating Rate Interest Payment Date.

The first interest period will begin on and include May 8, 2018 and will end on and exclude August 7, 2018. Thereafter, the interest period will be the periods from and including a Floating Rate Interest Payment Date to but excluding the immediately succeeding Floating Rate Interest Payment Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

The Calculation Agent will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London Banking Day (as defined below) prior to the first day of such Floating Rate Interest Period (an “interest determination date”).

“LIBOR”, with respect to a Floating Rate Interest Period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the Company, for a term of three months and in a Representative Amount. The Company will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If

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fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by the Company, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such Floating Rate Interest Period will be the rate of interest applicable during the preceding Floating Rate Interest Period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in the Company’s judgment is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and on the Holders of the Floating Rate Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

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If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in England or Scotland (but not elsewhere) for the winding up of the Company or the Guarantor, respectively.

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company or the Guarantor arising under or in connection with the Senior Notes. The Holders of Senior Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Notes or the Senior Indenture (or between the obligations under or in respect of any Senior Notes and any liability owed by a Holder to the Company or the Guarantor) that they might otherwise have against the Company or the Guarantor.

Amounts to be paid on the Senior Notes of this Series or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company or the Guarantor, as the case may be, to make such deduction or withholding, the Company, or the Guarantor, as the case may be, will pay additional amounts with respect to the principal of, and interest and any other payments on, the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note or under the guarantee,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for,

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whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Senior Note or the Beneficial Owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or guarantor or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives,

(vi) the Senior Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Senior Note to another paying agent,

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(viii) any combination of clauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payments on, the Senior Note or under the Guarantee to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

References herein to the payment of the principal of or interest or other payments on any Senior Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

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The Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company or the Guarantor, on not less than 30 nor more than 60 days’ notice, on any Floating Rate Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company or, if applicable, the Guarantor shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after May 8, 2018:

(a) in making payment under the Senior Notes the Company (or, if applicable, the Guarantor) has or will or would on the next Floating Rate Interest Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Floating Rate Interest Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Floating Rate Interest Payment Date the Company (or, if applicable, the Guarantor) would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company (or, if applicable, the Guarantor) shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Notes of this series, the Company (or, if applicable, the Guarantor) shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company or, if applicable, the Guarantor) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company (or, if applicable, the Guarantor) is entitled to exercise its right of redemption.

If the Company (or, if applicable, the Guarantor) elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s (or, if applicable, the Guarantor’s) obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

B-13

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner of the Securities:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to

B-14

the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eighth Supplemental Indenture.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Senior Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of each series, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

B-15

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

B-16